Anchor National
Life Insurance Company

1 SunAmerica Center
Century City
Los Angeles, CA  90067-6022
310-772-6000

Mailing Address:
P.O. Box 54197
Los Angeles, CA 90054-0197              [LOGO] ANCHOR NATIONAL
                                               A SunAmerica Company



VIA EDGAR
---------

January 28, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:  Variable Separate Account
     (Portion Relating to the PATHWAY Variable Annuity)
     Anchor National Life Insurance Company
     File Nos. 2-86837 and 811-3859

Ladies and Gentlemen:

        Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during the fiscal year ended November 30, 1996 by Variable Separate Account (Portion Relating to the PATHWAY Variable Annuity) were legally issued, fully paid and non-assessable.

        I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.

Very truly yours,


/s/ SUSAN L. HARRIS

Susan L. Harris
Senior Vice President and Secretary